EXHIBIT 10.6

                           1996 RESTRICTED STOCK PLAN

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             INTERACTIVE PROCESSING, INC. 1996 RESTRICTED STOCK PLAN

1.       PURPOSE; EFFECTIVENESS OF THE PLAN.

         (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

         (b) This Plan will become effective on the date of its adoption by the Board, provided this Plan is approved by the stockholders of the Company (excluding shares of Stock issued by the Company pursuant to this Plan) within twelve (12) months before or after that date. If this Plan is not so approved by the stockholders of the Company within such period of time, any agreements entered into under this Plan, and any issuances of Stock thereunder, will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board or the Committee under section 8 hereof. This Plan will be governed by, and construed in accordance with, the laws of the State of Nevada.

2.       CERTAIN DEFINITIONS.

         Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any agreements entered into pursuant to this Plan:

         (a) "1933 Act" means the federal Securities Act of 1933, as amended;

         (b) "1934 Act" means the federal Securities Exchange Act of 1934, as amended;

         (c)      "Board" means the Board of Directors of the Company;

         (d) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

         (e) "Committee" means a committee, known as the Compensation Committee, of two or more Disinterested Directors, appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

         (f)      "Company"  means  Interactive   Processing,   Inc.,  a  Nevada
                  corporation;

         (g) "Disinterested Director" means a member of the Board who is not during the period of one year prior to his or her service as an administrator of the Plan, or during the period of such service, granted or awarded Stock, options to acquire Stock, or similar equity securities of the Company under this Plan or any similar plan of the Company, other than a Formula Award pursuant to section 6(j) of this Plan or as otherwise permitted by Rule 16b-3(c)(ii) under the 1934 Act;

         (h) "Eligible Participants" means persons who, at a particular time, are employees, officers, consultants or directors of the Company or its subsidiaries;


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         (i)      "Formula  Award"  means an  issuance  of  Restricted  Stock to members of the Committee pursuant to section 6(j) hereof;

         (j) "Holder" means an Eligible Participant to whom any Restricted Stock is issued hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

         (k)      "Plan" means this 1996 Restricted Stock Plan of the Company;

         (l) "Purchase Price" means the price per share at which an Eligible Participant may purchase Restricted Stock hereunder, pursuant to an Restricted Stock Purchase Agreement.

         (m) "Restricted Stock" means Stock issued or issuable by the Company pursuant to this Plan;

         (n) "Restricted Stock Purchase Agreement" means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Restricted Stock hereunder;

         (o) "Stock" means shares of the Company's Common Stock, $.10 par value;

         (p) "subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

         (q)      "Termination  Event"  means,  with  respect  to any  Holder of
                  Restricted Stock, any event that results in such Holder no longer being an Eligible Participant hereunder for any reason whatsoever (whether by reason of such Holder's death, disability, voluntary resignation, involuntary termination, or any other reason).

         (r) "Transfer," with respect to Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Restricted Stock, including without limitation an assignment for the benefit of creditors of the Holder, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a qualified domestic relations order, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Restricted Stock are transferred or awarded to the spouse of the Holder or are required to be sold; or a transfer resulting from the filing by the Holder of a petition for relief, or the filing of an involuntary petition against such Holder, under the bankruptcy laws of the United States or of any other nation.

3.       ELIGIBILITY.

         The Company may issue Restricted Stock under this Plan only to persons who are Eligible Participants as of the time of such issuance. Subject to the provisions of section 5, there is no limitation on the amount of Restricted Stock that may be issued to an Eligible Participant.




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4.       ADMINISTRATION.

         (a) COMMITTEE. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's Articles of incorporation and bylaws generally.

         (b) AUTHORITY AND DISCRETION OF COMMITTEE. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Articles of incorporation, bylaws and this Plan:

                  (i) to select and approve the persons to whom Restricted Stock will be issued under this Plan from among the Eligible Participants, including the number of shares of Restricted Stock so issued to each such person;

                  (ii) to determine the Purchase Price of Restricted Stock issued under this Plan, the period or periods of time during which the Company will have a right to repurchase such Restricted Stock and the terms and conditions of such repurchase, and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock Purchase Agreements as provided in this Plan;

                  (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

                  (iv) to delegate all or a portion of its authority under subsections (i) and (ii) of this section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with the issuance of Restricted Stock to Eligible Participants who are not subject to the reporting and liability provisions of Section 16 of the 1934 Act and the rules and regulations thereunder, and subject to such restrictions and limitations (such as the aggregate number of shares of Restricted Stock that may be issued) as the Committee may decide to impose on such delegate directors.

         (c) LIMITATION ON AUTHORITY. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority:

                  (i) to approve the issuance of Restricted Stock to any of its members, whether or not approved by the Board; and

                  (ii) to determine any matters, or exercise any discretion, in connection with the Formula Awards under section 6(j) hereof, to the extent that the power to make such determinations or to exercise such discretion would cause one or more members of the Committee no longer to be "Disinterested Directors".

         (d) RESTRICTED STOCK PURCHASE AGREEMENTS. Restricted Stock will be issued hereunder only upon the execution and delivery of an Restricted Stock Purchase Agreement by the


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                  Holder  and  a  duly   authorized   officer  of  the  Company.
                  Restricted Stock will not be deemed issued merely upon the authorization of such issuance by the Committee.

5.       SHARES RESERVED FOR RESTRICTED STOCK.

         (a)      RESTRICTED  STOCK  POOL.  The  aggregate  number  of shares of
                  Restricted Stock that may be issued pursuant to this Plan initially will not exceed Nine Hundred Forty-One Thousand Nine Hundred (941,900) (the "Restricted Stock Pool"), provided that such number automatically shall be adjusted annually on the first day of the Company's fiscal year to a number equal to 10% of the number of shares of Stock of the Company outstanding at the end of its immediately preceding year, or 941,900 shares, whichever is greater, and provided further that such number will be increased by the number of shares of Restricted Stock that the Company subsequently may reacquire through repurchase or otherwise.

         (b) ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in:

                  (i) the aggregate number of shares of Restricted Stock in the Restricted Stock Pool that may be issued pursuant to this Plan;

                  (ii) the exercise price of any rights of repurchase or of first refusal under this Plan; and

                  (iii)    other  rights and matters  determined  on a per share
                           basis  under  this  Plan  or  any  Restricted   Stock
                           Purchase Agreement hereunder.

                  Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan. If there is any other change in the number or kind of the outstanding shares of Stock of the Company, or of any other security into which that Stock has been changed or for which it has been exchanged, and if the Board, in its sole discretion, determines that this change requires any adjustment in the restrictions on Transfer, rights of repurchase, or rights of first refusal in Restricted Stock then subject to this Plan, such an adjustment will be made in accordance with the determination of the Board. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

6.       TERMS OF RESTRICTED STOCK PURCHASE AGREEMENTS.

         Each issuance of Restricted Stock pursuant to this Plan will be evidenced by an Restricted Stock Purchase Agreement between the Company and the Eligible Participant to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Each Restricted Stock Purchase Agreement will specify the Purchase Price with respect to the Restricted Stock to be sold to the Holder thereunder, to be fixed by the Committee in its discretion. The Purchase Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion. Without limiting the foregoing, each

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         Restricted Stock Purchase  Agreement  (unless otherwise stated therein)
         will be deemed to include the following terms and conditions:

         (a) COVENANTS OF HOLDER. At the discretion of the Committee, the person to whom Restricted Stock is issued hereunder, as a condition to such issuance, must execute and deliver to the Company, a confidential information agreement approved by the Committee. Nothing contained in this Plan, any Restricted Stock Purchase Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Holder any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of the Company, and its subsidiaries.

         (b)      VESTING PERIODS; COMPANY REPURCHASE RIGHT.

                  (i) Unless the Restricted Stock Purchase Agreement executed by a Holder expressly otherwise provides and except as set forth herein, as of the date issued, all of the shares of Restricted Stock issued pursuant to the agreement (the "Total Award Shares") will be deemed "Unvested" and will become "Vested" for purposes of subsection 6(b)(ii) according to the following schedule:

                           (1) no portion of the Total Award Shares will be deemed "Vested" prior to the first anniversary of the date on which the Restricted Stock was issued to the Holder (the "Issue Date");

                           (2) upon and after such first anniversary of the Issue Date, fifty percent (50%) of the Total Award Shares will be have become fully "Vested," subject to the Holder's remaining an Eligible Participant; and

                           (3) the remaining Restricted Stock will become "Vested" on a cumulative basis as to twelve and one-half (12.5%) of the Total Award Shares, at the end of every period of three
                                    (3)  months  that  elapses  after such first
                                    anniversary  of the Issue Date,  so that the
                                    Total Award  Shares  will have become  fully
                                    "Vested," subject to the Holder's  remaining
                                    an  Eligible  Participant,   on  the  second
                                    anniversary of such Issue Date.

                  (ii) SCOPE OF REPURCHASE RIGHT. Upon the occurrence of any Termination Event with respect to any Holder of Restricted Stock, the Company will have an assignable right (but not an obligation), to repurchase any Unvested shares of Restricted Stock owned by such Holder at the time of such Termination Event for a repurchase price per share equal to the Holder's (or in the case of Restricted Stock that has been Transferred, the original Holder's) original cost per share, subject to appropriate adjustment pursuant to section 5(b).

                  (iii) MECHANICS AND NOTICE. Within thirty (30) days after any such Termination Event, the Holder of any Unvested Restricted Stock will provide to the Company a notice of the occurrence of such Termination Event. Within ninety (90) days of the receipt of such notice, the Company will exercise its right, if at all, by informing the Holder in writing of the Company's intention to do so, and specifying a closing date within such ninety (90) day period. The Unvested Stock will be repurchased at the Company's principal executive offices on that date. The repurchase price will be paid in cash or cancellation of indebtedness

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                           (if  any)  at  that  time.  If the  Company  (or  its
                           assignee) fails to exercise its purchase rights as provided under this section 6(b), then at the end of the ninety (90) day period referred to herein, all Unvested Restricted Stock of the Holder immediately will become Vested Restricted Stock for all purposes hereunder.

         (c)      RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK.

                  (i) GENERAL RULE ON PERMISSIBLE TRANSFER OF RESTRICTED STOCK. Restricted Stock may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws and set forth below, and subject to certain undertakings of the transferee (subsection 6(c)(iii)). All Transfers of Restricted Stock not meeting the conditions set forth in this section 6(c) are expressly prohibited.

                  (ii)     EFFECT  OF  PROHIBITED   TRANSFER.   Any   prohibited
                           Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 6(c), or exercise any other legal or equitable remedy.

                  (iii) REQUIRED UNDERTAKING. Any Transfer that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights under an Restricted Stock Purchase Agreement and this Plan are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan, and of the applicable Restricted Stock Purchase Agreement, as if the transferee were the original Holder of such Restricted Stock.

                  (iv) ESCROW. To facilitate the enforcement of the restrictions on Transfer set forth in this Plan, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by Holder and Holder's spouse, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any right of repurchase or of first refusal under this Plan or under an Restricted Stock Purchase Agreement. Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to an Restricted Stock Purchase Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.


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         (d)      ADDITIONAL  RESTRICTIONS ON TRANSFER.  By accepting Restricted
                  Stock under this Plan, the Holder will be deemed to represent, warrant and agree as follows:

                  (i) SECURITIES ACT OF 1933. The Holder understands that the shares of Restricted Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available.

                  (ii) OTHER APPLICABLE LAWS. The Holder further understands that each Transfer of the Restricted Stock requires full compliance with the provisions of all applicable laws.

                  (iii) INVESTMENT INTENT. Unless a registration statement is in effect with respect to the sale and issuance of the Restricted Stock to the Holder hereunder: (1) the Holder is purchasing the Restricted Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Restricted Stock; and (3) Holder has no present intention of disposing of the Restricted Stock at any particular time.

         (e) COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company will not be required to register or qualify Restricted Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be issued Restricted Stock hereunder prior to such issuance.

         (f) STOCK CERTIFICATES. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(f) have been complied with.

         (g) MARKET STANDOFF. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

         (h) NOTICES. Any notice to be given to the Company under the terms of an Restricted Stock Purchase Agreement will be addressed to the Company at its principal executive office, Attention:
                  Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to a Holder will be addressed to the Holder at the address provided to the Company by the Holder. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed

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                  as aforesaid,  registered and deposited,  postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

         (i) OTHER PROVISIONS. The Restricted Stock Purchase Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

         (j) FORMULA AWARDS. On the date on which the Board appoints, or the stockholders of the Company elect, a person who is not an employee of the Company as a member of the Board for the first time, such director will be issued _______ shares of Restricted Stock. Immediately after the completion of each annual meeting of the stockholders of the Company, each member of the Board who is not an employee of the Company will be issued _____________ shares of Restricted Stock. Such Restricted Stock (the issuance of which will be referred to herein as a "Formula Award") will have a Purchase Price equal to the Fair Market Value of the Stock as of the date of such issuance. Formula Awards shall vest in 33-1/3% increments on each one year anniversary of the date of issue, until a Formula Award becomes exercisable in full on the third anniversary of the date of issue. Except as otherwise specifically provided in this section 6(j), all other terms of this Plan will apply to all Formula Awards made pursuant to this section 6(j). For purposes of this section 6(j), "Fair Market Value" means, with respect to the Restricted Stock issued under a Formula Award, the market price per share of the Company's Stock as follows:

                  (i) if the Stock was traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

                  (ii) if the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date;

                  (iii) if the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

                  (iv) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

7.       PROCEEDS FROM SALE OF STOCK.

         Cash proceeds from the sale of shares of Restricted Stock issued from time to time pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

8.       AMENDMENT AND DISCONTINUANCE.

         The Board or the Committee may amend, suspend or discontinue this Plan at any time or from time to time; provided that no such action of the Board or the Committee shall alter or impair

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         any rights  previously  granted to Holders  under the Plan  without the consent of such affected Holders (or their successors or assignees); and provided further that the provisions of section 6(j) hereof may not be amended more often than once during any six (6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. The Board or the Committee may amend the Plan without shareholder approval where such approval is not required to satisfy any statutory or regulatory requirements.

9.       PLAN COMPLIANCE WITH RULE 16B-3.

         With respect to persons subject to the liability and reporting requirements of Section 16 of 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

10.      COPIES OF PLAN.

         A copy of this Plan will be delivered to each Holder at or before the time he or she executes an Restricted Stock Purchase Agreement.
 ***
Date Plan Adopted by Board of Directors: July 26, 1996
Date Plan Approved by Stockholders:                              , 1996


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